UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Amcor plc	Amcor Finance (USA), Inc.
Jersey	Delaware
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

98-1455367	95-4559504
(I.R.S. employer identification number)	(I.R.S. employer identification number)

83 Tower Road North	2801 SW 149th Avenue, Suite 350
Warmley, Bristol BS30 8XP	Miramar, Florida 33027
United Kingdom	United States of America
+44 117 9753200	+1 954 499 4800

Amcor UK Finance plc	Amcor Pty Ltd
United Kingdom	Australia
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

N/A	N/A
(I.R.S. employer identification number)	(I.R.S. employer identification number)

83 Tower Road North	Level 11, 60 City Road
Warmley, Bristol BS30 8XP	Southbank, Victoria 3006
United Kingdom	Australia
+44 117 9753200	+61 3 9226 9000

Bemis Company, Inc.
Missouri
(Exact name of registrant as specified in its charter)

43-0178130
(I.R.S. employer identification number)

2301 Industrial Drive
Neenah, Wisconsin 54956
United States of America
+1 920 527-5500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
1.125% Guaranteed Senior Notes Due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-239060

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

Amcor UK Finance plc (the “Amcor UK”) registers hereunder its 1.125% Guaranteed Senior Notes Due 2027 (the “Notes”) and the corresponding guarantees of Amcor UK’s obligations under the Notes by each of Amcor plc, Amcor Finance (USA), Inc., Amcor Pty Ltd and Bemis Company, Inc. (collectively, the “Guarantees” and, together with the Notes, the “Securities”). For a description of the Securities, reference is made to the information under the heading (i) “Description of the Securities” in Amcor UK’s prospectus supplement dated June 16, 2020 (the “Prospectus Supplement”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 18, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, supplementing the Company’s prospectus, dated June 10, 2020 (the “Prospectus”), which forms part of the Company’s registration statement on Form S-3 (No. 333-239060), filed with the Commission on June 10, 2020, and (ii) “Description of Debt Securities and Guarantees” in the Prospectus. Each description referred to above is hereby incorporated by reference herein.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of June 23, 2020, among Amcor UK Finance plc, Amcor plc, Amcor Finance (USA), Inc., Amcor Pty Ltd and Bemis Company, Inc. and Deutsche Bank Trust Company Americas, as trustee (including the guarantees) (incorporated herein by reference to Exhibit 4.1 to Amcor plc’s Current Report on Form 8-K filed on June 23, 2020).
Exhibit 4.2	Form of 1.125% Senior Notes due 2027 (incorporated herein by reference to Exhibit 4.2 to Amcor plc’s Current Report on Form 8-K filed on June 23, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMCOR PLC

	By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Company Secretary

Dated: June 30, 2020

AMCOR UK FINANCE PLC

	By:	/s/ Graeme Vavasseur
Name: Graeme Vavasseur
Title: Director

Dated: June 30, 2020

AMCOR FINANCE (USA), INC.

	By:	/s/ Robert Mermelstein
Name: Robert Mermelstein
Title: President

Dated: June 30, 2020

AMCOR PTY LTD

	By:	/s/ Anthony Avitabile
Name: Anthony Avitabile
Title: Director

Dated: June 30, 2020

BEMIS COMPANY, INC.

	By:	/s/ Louis F. Stephan
Name: Louis F. Stephan
Title: President

Dated: June 30, 2020